Exhibit 3.1

                                     BY-LAWS
                                       OF
                                 BLACK IPO, INC.
                             A Colorado Corporation


                                    ARTICLE I
                                     OFFICES

     Section 1.1 PRINCIPAL OFFICE. The principal executive office of the corporation in the State of Colorado shall be located at 6125 Imperial Ave., San Diego, California 92114. The corporation may have such other offices, either within or without the State of Colorado, as the Board of Directors may designate or as the business of the corporation may require from time to time.

     Section 1.2 REGISTERED OFFICE. The registered office of the corporation, required by the Colorado Corporation Code to be maintained in the State of Colorado, may but need not, be identical with the principal office in the State of Colorado, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II
                                  SHAREHOLDERS

     Section 2.1 ANNUAL MEETING. The annual meeting of the shareholders shall be held on such day as shall be fixed by the Board of Directors, commencing with the year following the date of incorporation at a time to be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Colorado, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

     Section 2.2 SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all outstanding shares of the corporation entitled to vote at the meeting.

     Section 2.3 PLACE OF MEETINGS. The Board of Directors may designate any place, either within or without the State of Colorado, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors or the President. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal office of the corporation in the State of Colorado.

     Section 2.4 NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting; provided, however, that if the authorized shares of the corporation are to be increased, at least thirty days' notice shall be given, and if sale of all or substantially all assets are to be voted upon, at least twenty days' notice shall be given to each shareholder of record. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     Section 2.5 CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date

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for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     Section 2.6 VOTING RECORD. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of, and the number of shares held by, each. The record, for a period of ten days before such meeting, shall be kept on file at the principal office of the corporation, whether within or without the State of Colorado, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for any purpose germane to the meeting. The original stock transfer books shall be the prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders.

     Section 2.7 QUORUM. One-third of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If a quorum is not represented at any meeting of the shareholders, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed sixty days without further notice. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 2.8 MANNER OF ACTING. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number of voting by classes is otherwise required by the Colorado Corporation Code or the Articles of Incorporation.

     Section 2.9 PROXIES. At all meetings of shareholders, a shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     Section 2.10 VOTING OF SHARES. Unless otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of shareholders, and each fractional share is entitled to a corresponding fractional vote on each such matter.

     Section 2.11 VOTING OF SHARES BY CERTAIN SHAREHOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such other corporation may determine.

     Shares held by an administrator, executor, guardian or conservator, may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Neither treasury shares nor shares held by another corporation if the majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation shall be voted, directly or indirectly, at any meeting or counted in determining the total number of outstanding shares at any given time.

     Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

     Section 2.12 INFORMAL ACTION BY SHAREHOLDERS. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

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     Section 2.13 VOTING BY BALLOT. Voting on any question or in any election may be by voice vote unless the presiding officer shall order, or any shareholder shall demand, that voting be by ballot.

     Section 2.14 VOTING FOR DIRECTORS. At each election for directors every shareholder entitled to vote at such election has the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has the right to vote.

     Section 2.15 NO CUMULATIVE VOTING. No shareholder shall be permitted to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares equals, or by distributing such votes on the same principal among any number of candidates.

                                   ARTICLE III
                               BOARD OF DIRECTORS

     Section 3.1 GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors.

     Section 3.2 PERFORMANCE OF DUTIES. A director of the corporation shall perform his duties as a director, including his duties as member of any committee of the Board of Directors upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interest of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups listed in paragraphs (a), (b), and (c) of this
Section 3.2; but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his duties shall not have any liability by reason of being or having been a director of the corporation. Those persons and groups on whose information, opinions, reports, and statements a director is entitled to rely are:

          (a) One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

          (b) Counsel, public accountants, or other persons as to matters which the director reasonably believes to be within such persons' professional or expert competence; or

          (c) A committee of the Board of Directors upon which he does not serve, duly designated in accordance with the provision of the Articles of Incorporation or the by-laws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

     Section 3.3 NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be fixed from time to time by resolution of the Board of Directors. There may not be fewer than three directors, unless the outstanding shares of the corporation are held of record by fewer than three shareholders, in which event there need be only as many directors as there are shareholders. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors shall be natural persons of the age of eighteen years or older, but need not be residents of the State of Colorado or shareholders of the corporation, except as provided below in this section.

     There may be a Chairman of the Board, who has been elected from among the directors. If elected, he shall preside at all meetings of the shareholders and of the Board of Directors. He shall have such other powers and duties as may be prescribed by the Board of Directors.

     Section 3.4 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Colorado, for the holding of additional regular meetings without other notice than such resolution.

     Section 3.5 SPECIAL MEETING. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Colorado, as the place for holding any special meeting of the Board of Directors called by them.

     Section 3.6 NOTICE. Written notice of any special meeting of directors shall be given by mail to each director at his business address at least three days prior to the meeting, or by personal delivery or telegram at least twenty-four hours prior to the meeting to the business address of each director, or in the event such notice is given on a Saturday, Sunday or holiday, to the residence address of each director. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage

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thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting constitutes a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 3.7 QUORUM. A majority of the number of directors determined pursuant to Section 3.3 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     Section 3.8 MANNER OF ACTING. Except as otherwise required by the Colorado Corporation Code or by the Articles of Incorporation, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 3.9 PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or forwards such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 3.10 INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the directors.

     Section 3.11 PARTICIPATION BY ELECTRONIC MEANS. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

     Section 3.12 VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting or at a special meeting called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

     Section 3.13 RESIGNATION. Any director of the corporation may resign at any time by giving written notice to the President or the Secretary of the corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

     Section 3.14 REMOVAL. Any director or directors of the corporation may be removed at any time, with or without cause, by a vote of the holders of the majority of the shares then entitled to vote at an election of directors.

     Section 3.15 COMPENSATION. By resolution of the Board of Directors and irrespective of any personal interest of any of the members, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV
                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

     Section 4.1 APPOINTMENT. The Board of Directors by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee and one or more other committees. Neither the designation of any such committee, the delegation of authority to such committee, nor any action by such committee pursuant to its authority shall alone constitute

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compliance by any member of the Board of Directors, not a member of the committee in question, with his responsibility to act in good faith, in a manner he reasonably believes to be in the best interest of the corporation, and with such care as an ordinary prudent person in a like position would use under similar circumstances.

     Section 4.2 AUTHORITY. The Executive Committee and/or any other committee shall have such authority in the management of the corporation as the Board of Directors designates, except that no such committee shall have the authority to:

          (i) declare dividends or distributions;

          (ii) approve or recommend to shareholders actions or proposals required by the Colorado Corporation Code to be approved by shareholders;

          (iii)fill vacancies on the Board of Directors or any committee thereof;

          (iv) amend the by-laws;

          (v) approve a plan of merger not requiring shareholder approval;

          (vi) reduce earned or capital surplus;

          (vii)authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or

          (viii) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares and except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares or any contract therefor and in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the Board of Directors by resolution or by adoption of a stock option or other plan authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation the price, the dividend rate, provisions for redemption, sinking fund, conversion, or voting or preferential rights, and provisions for other features of a class of shares or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all terms thereof and to authorize the statement of the terms of a series for filing with the Secretary of State under the Colorado Corporation Code.

     Section 4.3 TENURE AND QUALIFICATIONS. Each member of the Executive Committee and/or any other committees shall hold office until the next regular annual meeting of the Board of Directors following his designation and until his successor is designated as a member of the Executive Committee or such other committee and is elected and qualified.

     Section 4.4 MEETINGS. Regular meetings of the Executive Committee or any other committee may be held without notice at such time and place as the Executive Committee or any other committee may fix from time to time by resolution. Special meetings of the Executive Committee or any other committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral; provided, however, that if mailed, notice must be given at least three days before the meeting and it shall be deemed to be delivered when deposited in the United States mail addressed to the member of the Executive Committee or other committee at his business address. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any member of the Executive Committee or other committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. Attendance of a director at a meeting constitutes a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. The notice of a meeting of the Executive Committee or other committee need not state the business proposed to be transacted at the meeting.

     Section 4.5 QUORUM. A majority of the members of the Executive Committee or other committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Executive Committee or other committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     Section 4.6 INFORMAL ACTION BY COMMITTEE. Any action required or permitted to be taken by the Executive Committee or other committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the committee members.

     Section 4.7 PARTICIPATION BY ELECTRONIC MEANS. Members of any committee designated by the Board of Directors may participate in a meeting of such committee by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

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     Section 4.8 VACANCIES. Any vacancy in the Executive Committee or other committee may be filled by a resolution adopted by a majority of the full Board of Directors.

     Section 4.9 RESIGNATIONS AND REMOVAL. Any member of the Executive Committee or other committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the Executive Committee or other committee may resign from such committee at any time by giving written notice to the President or Secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4.10 PROCEDURE. The Executive Committee or other committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these by-laws.

                                    ARTICLE V
                                    OFFICERS

     Section 5.1 NUMBER. The officers of the corporation shall be a President, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary. The officers of the corporation shall be natural persons of the age of eighteen years or older.

     Section 5.2 ELECTION AND TERM OF OFFICE. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors, commencing at the first meeting of the Board of Directors, after the annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he resigns or has been removed in the manner hereinafter provided.

     Section 5.3 REMOVAL. Any officer or agent may be removed by the Board of Directors, or by the Executive Committee, if any, whenever in its judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     Section 5.4 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     Section 5.5 PRESIDENT. The President shall be the Chief Executive Officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, and in the absence of a Chairman of the Board, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation authorized by the Board of Directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to the executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 5.6 THE VICE PRESIDENTS. If elected or appointed by the Board of Directors, the Vice President (or in the event there is more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) to the extent authorized by the Board of Directors, shall, in the absence of the President or in the event of his death, inability or refusal to act, perform all duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     Section 5.7 THE SECRETARY. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished

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to the Secretary by such shareholder; (e) sign with the Chairman or Vice
Chairman of the Board of Directors, or the President, or Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     Section 5.8 THE TREASURER. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VIII of these by-laws; (c) sign with the Chairman or Vice Chairman of the Board of Directors, President or Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; and (d) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     Section 5.9 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries or Assistant Treasurers, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

     Section 5.10 BONDS. If the Board of Directors by resolution shall so require, any officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

     Section 5.11 SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                   ARTICLE VI
                       CONTRACTS WITH INTERESTED DIRECTORS

     No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are director or officer or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

          (a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

          (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

          (c) The contract or transaction is fair and reasonable to the corporation.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

                                   ARTICLE VII
                                 INDEMNIFICATION

     The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interest of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     To the extent that a director, officer, employee, fiduciary or agent of the corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in the first two paragraphs of this Article VII or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

     Any indemnification under the first two paragraphs of this Article VII (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said first two paragraphs. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or by the shareholders.

     Expenses (including attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized in this Article VII upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this Article VII.

     The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

     A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

                                  ARTICLE VIII
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 8.1 CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 8.2 LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 8.3 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 8.4 DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE IX
             SHARES, CERTIFICATES FOR SHARES AND TRANSFER OF SHARES

     Section 9.1 REGULATION. The Board of Directors may make such rules and regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates for shares of the corporation, including the appointment of transfer agents and registrars.

     Section 9.2 CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be numbered serially for each class of shares, or series thereof, as they are issued, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by the Chairman or Vice Chairman of the Board of Directors or by the President or a Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar other than the corporation itself or an employee of the corporation.

     Each certificate representing shares shall state upon the face thereof: the name of the corporation; that the corporation is organized under the laws of the State of Colorado; the name of the person to whom issued; the date of issue; the number and class of shares and the designation of series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value.

     Each certificate representing shares issued by the corporation shall set forth upon the face or back of the certificate or shall state that the corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and the variations in the relative rights and preferences between the shares of each series of preferred or special class of shares, so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

     Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors and as shall conform to the rules of any stock exchange on which the shares may be listed.

     No certificate shall be issued for any shares until such share is fully paid.

     The corporation may issue fractions of a share, arrange for the disposition of fractional interests by those entitled thereto, pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share. A certificate for a fractional share shall, but scrip shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause such scrip to be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the condition that the shares for which such scrip is exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of such scrip, or subject to any other conditions which the Board of Directors may deem advisable.

     Section 9.3 CANCELLATION OF CERTIFICATES. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and cancelled, except as herein provided with respect to lost, stolen or destroyed certificates.

     Section 9.4 LOST, STOLEN OR DESTROYED CERTIFICATES. Any shareholder claiming that his certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of that fact and lodge the same with the Secretary of the corporation, accompanied by a signed application for a new certificate. Thereupon, and upon the giving of a satisfactory bond of indemnity to the corporation not exceeding an amount double the value of the shares as represented by such certificate (the necessity for such bond and the amount required to be determined by the President and Treasurer of the corporation), a new certificate may be issued of the same tenor and representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.

     Section 9.5 TRANSFER OF SHARES. Subject to the terms of any shareholder agreement relating to the transfer of shares or other transfer restrictions contained in the Articles of Incorporation or authorized therein, shares of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his duly authorized attorney, upon the surrender and cancellation of a certificate or certificates for a like number of shares. Upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes therefor, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the corporation, a transfer of shares can be made only on the books of the corporation and in the manner herein above provided, and the corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Colorado.

                                    ARTICLE X
                                   FISCAL YEAR

     The fiscal year of the corporation shall be determined from time to time by resolution of the Board of Directors.

                                   ARTICLE XI
                                    DIVIDENDS

     The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                   ARTICLE XII
                                 CORPORATE SEAL

     The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the word "SEAL."

                                  ARTICLE XIII
                                WAIVER OF NOTICE

     Whenever any notice is required to be given under the provisions of these by-laws or under the provisions of the Articles of Incorporation or under the provisions of the Colorado Corporation Code, or otherwise, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

                                   ARTICLE XIV
                                   AMENDMENTS

     Subject to repeal or change by action of the shareholders, these by-laws may be altered, amended or repealed and new by-laws may be adopted by a majority of the directors present at any meeting of the Board of Directors of the corporation at which meeting a quorum is present.


                                   ARTICLE XV
                                EMERGENCY BY-LAWS

     The Emergency By-laws provided in this Article XV shall be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or any nuclear or atomic disaster, notwithstanding any different provision in the preceding articles of the by-laws or in the Articles of Incorporation of the corporation or in the Colorado Corporation Code. To the extent not inconsistent with the provisions of this Article, the by-laws provided in the preceding articles shall remain in effect during such emergency and upon its termination the Emergency By-laws shall cease to be operative.

     During any such emergency:

          (a) A meeting of the Board of Directors may be called by any officer or director of the corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

          (b) At any such meeting of the Board of Directors, a quorum shall consist of the number of directors in attendance at such meeting.

          (c) The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the principal office or designate several alternative principal offices or regional offices, or authorize the officers to do so.

          (d) The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

          (e) No officer, director or employee acting in accordance with these Emergency By-laws shall be liable except for willful misconduct. No officer, director or employee shall be liable for any action taken by him in good faith in such emergency in furtherance of the ordinary business affairs of the corporation even though not authorized by the by-laws then in effect.

          (f) These Emergency By-laws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. Any amendment of these Emergency By-laws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.



                                   CERTIFICATE

     I hereby certify that the foregoing by-laws, consisting of eleven pages, including this page, constitute the by-laws of Black IPO, Inc. adopted by the Board of Directors of the corporation as of June 30, 2000.


                                       By
                                          --------------------------------------
                                               Wendell R. Stemley